Exhibit 23.1.1

KPMG LLP

Suite 1100, Independent Square

One Independent Drive

Jacksonville, FL 32201-0190

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Florida East Coast Industries, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Florida East Coast Industries, Inc. of our reports, dated February 28, 2006, with respect to the consolidated balance sheets of Florida East Coast Industries, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2005, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal controls over financial reporting as of December 31, 2005, incorporated by reference herein, which reports appear in the December 31, 2005 Annual Report on Form 10-K of Florida East Coast Industries, Inc.

June 23, 2006

Jacksonville, Florida

Certified Public Accountants

KPMG LLP, a U.S. limited liability partnership, is the U.S.

member firm of KPMG International, a Swiss cooperative.